                                                                    Exhibit 10.3

THIS NOTE AND ANY SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

THE PAYMENT OF THIS NOTE AND THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATED TO THE PAYMENT OF SUPERIOR INDEBTEDNESS AND THE RIGHTS OF THE HOLDERS OF SUPERIOR INDEBTEDNESS UPON THE TERMS OF SUBORDINATION SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED DECEMBER 12, 2000 BY AMONG THE ISSUER OF THIS NOTE AND CMGI, INC., AS AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.


                                 NAVISITE, INC.

                      7.5% Convertible, Subordinated Note
                             Due December 12, 2003


U.S. $30,000,000                                                January 24, 2001

          FOR VALUE RECEIVED, the undersigned, NaviSite, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to CMGI, Inc., a Delaware corporation (the "Lender"), the principal sum of Thirty Million Dollars ($30,000,000) (the "Principal Sum"), or such lesser amount as may then be outstanding, together with accrued but unpaid interest thereon, on December 12, 2003 (the "Maturity Date"). Interest on the outstanding Principal Sum shall be at a rate of 7.5% per annum ("Interest"), calculated on the basis of a 360 day year consisting of twelve 30 day months and payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year until this Note is paid in full (each an "Interest Payment Date"). If all or a portion of the Principal Sum or Interest shall not be paid when due (whether at its stated maturity, by acceleration or otherwise), the Borrower hereby promises to pay, on demand, interest on such overdue amount from and including the due date to, but excluding, the date such amount is paid in full at 10.5% per annum (and until the date such overdue amount is paid in full, "Interest" on such overdue amount shall mean interest at such rate).

          This Note is being delivered pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 12, 2000, between the Borrower and the

Lender (the "Note and Warrant Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Note and Warrant Purchase Agreement.

     1.   Subordination.

     The Lender's right to payment pursuant to the terms of this Note shall be subordinated to the extent and on the terms and conditions set forth in the Subordination Agreement, dated as of December 12, 2000, by and among the Lender and the Borrower (the "Subordination Agreement"), and the terms and provisions of the Subordination Agreement are incorporated herein by reference.

     2.   Payment.

          Payment of the Principal Sum on the Maturity Date and Interest on each Interest Payment Date shall be made by certified or bank cashier's check payable to the Lender at the Lender's principal address set forth in Section 6 hereof (or at such other place as the Lender hereof shall notify the Borrower in writing) or, if the Lender so specifies, by written notice to the Borrower given not less than two Business Days prior to the Maturity Date or the Interest Payment Date, as the case may be, by bank wire transfer, in immediately available funds, to the account so specified, in lawful money of the United States of America, provided that, at the election of the Borrower, the amount of
                   -------- ----
Interest due on any Interest Payment Date may be paid in shares of common stock, par value $0.01 per share ("Common Stock"), of the Borrower, with the number of shares of Common Stock to be issued in payment of the Interest due on such Interest Payment Date to equal the amount of such Interest divided by the average of the closing prices per share of the Common Stock on the Nasdaq National Market as reported in The Wall Street Journal on the five consecutive
                               -----------------------
trading days ending on the trading day immediately preceding such Interest Payment Date. The Borrower may prepay this Note at any time, without premium or penalty, in whole or in part, with accrued interest to the date of such payment on the amount prepaid. If the Maturity Date or any Interest Payment Date occurs on a date that is not a Business Day then the Principal Sum or Interest then due shall be paid on the next succeeding Business Day. "Business Day" shall mean any day other than Saturday, Sunday or any day upon which banks in the city of Boston, Massachusetts are authorized or required to be closed.

     3.   Conversion.

          (a) Conversion Rights. Subject to and in accordance with the
              -----------------
provisions of this Section 3, at any time on or prior to the Maturity Date, the Lender may elect, in its sole discretion, to effect the conversion (the "Conversion") of all or any portion of the Principal Sum and Interest due on this Note into Common Stock.

The number of shares of Common Stock into which the Principal Sum and accrued but unpaid Interest (or portion thereof) shall be converted pursuant to this
Section 3(a) shall be determined by dividing the amount of Principal Sum and Interest the Lender has elected to convert by the Conversion Price. The Conversion Price is subject to adjustment as provided in Section 4 hereof.

          (b) Mandatory Conversion. Subject to the provisions of Section 3(c)
              ---------------------
hereof, if there is a Mandatory Conversion Event (as defined below) at any time on or prior to the Maturity Date, the Borrower shall have the right to require the conversion of all, but not less than all, of the outstanding Principal Sum and Interest into Common Stock at the Conversion Price (the "Mandatory Conversion") in accordance with Sections 3(a) and 3(c) hereof.

          (c) Manner of Effecting the Conversion. If the Lender elects to
              ----------------------------------
effect the Conversion pursuant to Section 3(a) hereof, the Lender shall deliver a duly executed written notice to the Borrower of such election (the "Conversion Notice"), and in such event the Conversion shall be deemed to have been effected at the close of business on the date such Conversion Notice is given. If the Borrower elects to effect the Mandatory Conversion pursuant to Section 3(b) hereof, the Borrower shall deliver a duly executed written notice to the Lender (the "Mandatory Conversion Notice") within ten Business Days of any period of 20 consecutive trading days during which the closing price per share of the Common Stock as reported on the Nasdaq National Market exceeds 175% of the Conversion Price on at least 15 trading days (a "Mandatory Conversion Event"), and in such event the Mandatory Conversion shall be deemed to have been effected at the close of business on the date such Mandatory Conversion Notice is given. Upon any Conversion or Mandatory Conversion of this Note in accordance with the terms hereof, the rights of the Lender with respect to the Principal Sum and all Interest pursuant to this Note shall cease and the Lender shall be deemed to have become the holder of record of the shares of Common Stock into which this Note shall have been converted, provided that, if the Lender elects to convert
                                -------- ----
only a portion of the Principal Sum and Interest pursuant to Section 3(a) hereof, then the Borrower will deliver a new note to the Lender, on the same terms and conditions as this Note, with respect to the portion of the Principal Sum and Interest that is not converted (the "New Note"). Concurrently with the delivery of a Conversion Notice or receipt of a Mandatory Conversion Notice, as the case may be, the Lender shall surrender this Note to the Borrower. Promptly upon its receipt of a Conversion Notice or delivery of a Mandatory Conversion Notice, as the case may be, the Borrower shall (i) deliver to or upon the written order of the Lender, a certificate or certificates for the number of shares of Common Stock issuable upon such Conversion or Mandatory Conversion,
(ii) make a cash payment in respect of any fraction of a share as provided in
Section 3(d) hereof and (iii) if applicable, deliver a New Note as set forth in this Section 3(c).

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

          (d) Fractional Shares. No fractional shares shall be issued upon any
              -----------------
Conversion or Mandatory Conversion. Instead of any fractional share which would otherwise be issuable upon a Conversion or Mandatory Conversion, the Borrower shall pay a cash amount in respect of such fractional share in an amount based upon the Conversion Price.

     4.   Antidilution Provisions.

          (a) Reorganization, Reclassification or Recapitalization of the
              -----------------------------------------------------------
Borrower. In case of (i) a capital reorganization, reclassification or
--------
recapitalization of the Borrower's capital stock (other than in the cases referred to in Section 4(c) hereof), (ii) the Borrower's consolidation or merger with or into another corporation in which the Borrower is not the surviving entity, or a merger in which the Borrower is the surviving entity but the shares of the Borrower's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (iii) the sale or transfer of all or substantially all of the Borrower's assets, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the Conversion or Mandatory Conversion of the Principal Sum and Interest or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the Conversion or Mandatory Conversion of the Principal Sum and Interest or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 4(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the Conversion or Mandatory Conversion of the Principal Sum and Interest or any portion thereof. If the per share consideration payable to the Lender for shares of Common Stock in connection with any transaction described in this Section 4(a) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower's board of directors.

          (b) Splits and Combinations. If the Borrower at any time or from time
              -----------------------
to time after the date of this Note subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller

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

number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          (c) Reclassifications. If the Borrower reclassifies or otherwise
              -----------------
changes any of the securities into which this Note may be convertible into the same or a different number of securities of any other class or classes, this Note shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that this Note was convertible into immediately prior to such reclassification or other change and the Conversion Price therefor shall be appropriately adjusted.

          (d) Adjustment Certificates. Upon any adjustment of the Conversion
              -----------------------
Price or the number of shares of Common Stock issuable upon the Conversion or Mandatory Conversion of this Note, a certificate, signed by (i) the Borrower's President and Chief Financial Officer or (ii) any independent firm of certified public accountants of recognized national standing the Borrower selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Lender at the address set forth in Section 6 hereof and shall specify the adjusted Conversion Price and the number of shares of Common Stock issuable upon the Conversion or Mandatory Conversion of the Note after giving effect to the adjustment.

          (e) No Impairment. The Borrower shall not, by amendment of its
              -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but shall at all times in good faith assist in the carrying out of all provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender against impairment. The Borrower shall not be deemed to have avoided or to be seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by issuing securities after the Closing Date for a consideration per share less than the Conversion Price then in effect.

          (f) Application. Except as otherwise provided herein, all sections of
              -----------
this Section 4 are intended to operate independently of one another. If an event occurs that requires the application of more than one section, all applicable sections shall be given independent effect.

     5.   Default and Remedies.

          (a) If any of the following events or conditions (each an "Event of Default") shall occur and be continuing:

          (i) the Borrower shall fail to pay the Principal Sum when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

          (ii) the Borrower shall fail to pay any Interest within 30 days of when and as the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise;

          (iii) upon or after the occurrence of a default with respect to any other outstanding indebtedness of the Borrower for borrowed money the holder thereof declares all obligations with respect to such indebtedness to be due and payable prior to the stated maturity or regularly scheduled dates of payment with respect to such indebtedness;

          (iv) if the Stockholders' Meeting is required, the Borrower fails to hold the Stockholders' Meeting in accordance with Section 5 of the Note and Warrant Purchase Agreement;

          (v) the Borrower fails to grant and deliver the Warrants in accordance with the terms of the Note and Warrant Purchase Agreement;

          (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower or (C) the winding-up, liquidation or dissolution of the Borrower; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (vii) the Borrower (A) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (B) consents to, or fails to contest in a timely and appropriate manner, the commencement against of any proceeding or the filing of any petition described in clause (v) above, (C) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the properties or assets of the Borrower, (D) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) makes a general assignment for the benefit of creditors, (F) becomes unable, admits in writing its inability or fails generally to pay its debts as they become due or (G) takes any action for the purpose of effecting any of the foregoing;

then, (x) in the case of an Event of Default specified in clause (a)(i), (ii),
(iii), (iv) or (v) above, the Lender may, at any time during the continuance of such Event of Default, by written notice to the Borrower, declare the entire outstanding Principal Sum, together with all accrued and unpaid Interest, to be due and payable and (y) in the case of an Event of Default specified in clauses
(a)(vi) or (vii) above, the entire outstanding Principal Sum, together with all accrued and unpaid Interest, shall automatically forthwith become due and payable without presentment, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Subject to the other terms of this Note, if an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of the Principal Sum or Interest or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the Lender may proceed to protect and enforce its rights by any action at law, suit in equity or other appropriate proceeding. In the case of a default in the payment of the Principal Sum or Interest, the Borrower will pay to the Lender such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

          (c) The Borrower shall promptly furnish the Lender notice of any Event of Default or event which, with notice, lapse of time or both, would become an Event of Default under this Section 5.

     6.   Notices

          All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by certified mail, return receipt requested, postage prepaid, (ii) via a reputable nationwide overnight courier service or (iii) by facsimile (with "answer-back" confirmation), in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt of confirmation of delivery after it is sent by certified mail, return receipt requested, postage prepaid, one Business Day after it is sent via a reputable nationwide overnight courier service, or upon receipt of confirmation of delivery of a facsimile.

If to the Borrower to:    NaviSite, Inc.
                          400 Minuteman Road
                          Andover, MA 01810
                          Attention: General Counsel
                          Facsimile: (978) 682-8100

With a copy to:           Hale and Dorr LLP
                          60 State Street
                          Boston, MA 02109
                          Attention: Mark G. Borden, Esq.
                          Facsimile: (617) 526-5000

If to the Lender to:      CMGI, Inc.
                          100 Brickstone Square
                          Andover, MA 01810
                          Attention: William Williams, II, Esq.
                          Facsimile: (978) 684-3601

With a copy to:           Skadden, Arps, Slate, Meagher & Flom LLP
                          One Beacon Street
                          Boston, MA 02108
                          Attention: David T. Brewster, Esq.
                          Facsimile: (617) 573-4822

Either party may give any notice, instruction or communication in connection with this Note using any other means (including personal delivery or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is received by the party to whom it was sent. Either party may change the address to which notices, instructions or communications are to be delivered by giving the other party to this Note notice thereof in the manner set forth in this Section 6.

     7.   Miscellaneous.

          This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws rules. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court of such courts, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such federal court). The Borrower agrees that a final, unappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          If any provision of this Note shall be held invalid or unenforceable by any court of competent jurisdiction, that holding shall not invalidate or render unenforceable any other provision hereof.

          This Note and all rights hereunder are freely transferable by the holder hereof, subject to compliance with applicable state and federal securities laws.

          This Note may not be changed, amended or modified except by agreement in writing signed by the Borrower and the Lender.




           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the Borrower has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer as an instrument under seal, as of the day and year first above written.


                            NAVISITE, INC.



                            By /s/ Kenneth W. Hale as CFO
                              -----------------------------------------------
                             Name:  Kenneth W. Hale
                             Title: CFO